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                                                                  EXHIBIT (5)(b)



        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK


                               MERGER ENDORSEMENT

This Endorsement has been issued as a result of a merger on DECEMBER 31, 2011 of:

     FIRST SUNAMERICA LIFE INSURANCE COMPANY, a New York Life insurance company:

                                  with and into

     THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York Life insurance company

This is to certify that The United States Life Insurance Company in the City of New York hereby assumes all risks, duties, and obligations as of the date of the merger for the insurance Contract, Certificate or Policy ("Contract") identified above issued by First SunAmerica Life Insurance Company, the same as if it had been issued originally by The United States Life Insurance Company in the City of New York. The risks, duties, and obligations as well as the terms and benefits under the Contract identified above have not and will not change as a result of this merger.

This Endorsement is effective DECEMBER 31, 2011.

The Home Office of The United States Life Insurance Company in the City of New York is located at One World Financial Center, 200 Liberty Street, New York, New York 10281.

Signed for The United States Life Insurance Company in the City of New York and First SunAmerica Life Insurance Company.

THE UNITED STATES LIFE INSURANCE             FIRST SUNAMERICA LIFE INSURANCE
     COMPANY IN THE CITY OF NEW YORK              COMPANY


/s/ Mary Jane B. Fortin                      /s/ Bruce R. Abrams
-----------------------------------          -----------------------------------
President                                    President




                                    IMPORTANT

This Endorsement becomes a part of Your Contract and should be attached to Your Contract. All inquires, purchase payments, notices, claims or actions on Your Contract should be directed to the Administrative Office of The United States Life Insurance Company in the City of New York [P. O. BOX 54299, LOS ANGELES, CA 90054-0299].

USLE-6258 (8/11)